FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS RECORD DILUTED EARNINGS PER SHARE OF $0.64 FOR 2Q 2015
ROA of 1.44%; Efficiency Ratio of 51.1%

NASHVILLE, TN, July 21, 2015 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.64 for the quarter ended June 30, 2015, compared to net income per diluted common share of $0.49 for the quarter ended June 30, 2014, an increase of 30.2 percent. Net income per diluted common share was $1.25 for the six months ended June 30, 2015, compared to net income per diluted common share of $0.96 for the six months ended June 30, 2014, an increase of 31.0 percent.
"Second quarter was a period of outstanding focus and execution by Pinnacle associates throughout the firm," said M. Terry Turner, Pinnacle's president and chief executive officer. "Important strategic initiatives like building a capital markets unit and emphasizing commercial real estate lending continued to build momentum during the quarter. We made great progress in assimilating a new banking team in Memphis and planning for the integration of two outstanding banking franchises, Magna Bank in Memphis and CapitalMark Bank & Trust in Chattanooga. Perhaps most importantly, we continued the rapid organic balance sheet and earnings growth in our core franchise in Nashville and Knoxville with core earnings expansion for the 17th consecutive quarter."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Revenues (excluding securities gains and losses) for the quarter ended June 30, 2015 were a record $71.3 million, an increase of $1.5 million from $69.8 million in the first quarter of 2015. Revenues (excluding securities gains and losses) increased 19.2 percent over the same quarter last year.
•	Loans at June 30, 2015 were a record $4.830 billion, an increase of $185.1 million from March 31, 2015 and $514.8 million from June 30, 2014, reflecting year-over-year growth of 11.9 percent.
•	Average balances of noninterest-bearing deposit accounts were $1.437 billion in the second quarter of 2015 and represented approximately 29.4 percent of total average deposit balances for the quarter, another record for the firm. Second quarter 2015 average noninterest-bearing deposits increased 19.5 percent over the same quarter last year.
•	Return on average assets was 1.44 percent for the second quarter of 2015, compared to 1.45 percent for the first quarter of 2015 and 1.21 percent for the same quarter last year. Second quarter 2015 return on average tangible equity amounted to 15.39 percent, compared to 15.56 percent for the first quarter of 2015 and 13.50 percent for the same quarter last year.
•	The firm's investment in Bankers Healthcare Group (BHG) contributed slightly less than $0.07 in diluted earnings per share in the second quarter.
•
The firm's recruitment of several banking professionals in the Memphis market resulted in an almost $0.01 reduction in diluted earnings per share for the second quarter, which was consistent with the firm's expectations.

•
During the second quarter of 2015, Pinnacle had two nonrecurring transactions. The firm recorded net gains of approximately $556,000 related to the sale of investment securities and incurred approximately $479,000 in prepayment charges related to the early extinguishment of FHLB advances.

"Loan growth, which was outstanding in the second quarter, is viewed by many others as the barometer of our success," Turner said. "However, our view has always been that a better indication of true success is core deposit growth. Even in a quarter with significant loan growth, we were able to grow our core deposits at an even faster rate. We also have enjoyed great hiring success year-to-date and believe our model of hiring the best bankers will enable us to continue our rapid organic balance sheet growth in Nashville and Knoxville as well as our new markets, Memphis and Chattanooga."

OTHER SECOND QUARTER 2015 HIGHLIGHTS:
•	Revenue growth
o
Net interest income for the quarter ended June 30, 2015 increased to $51.8 million, compared to $51.3 million for the first quarter of 2015 and $47.2 million for the second quarter of 2014. Net interest income for the six-month period ended June 30, 2015 increased 10.7 percent as compared to the same 2014 period.

▪	The firm's net interest margin was 3.65 percent for the quarter ended June 30, 2015, compared to 3.78 percent last quarter and 3.71 percent for the quarter ended June 30, 2014.
o	Noninterest income for the quarter ended June 30, 2015 increased to a record $20.0 million, compared to $18.5 million for the first quarter of 2015 and $12.6 million for the same quarter last year. Noninterest income for the six months ended June 30, 2015 increased 52.0 percent as compared to the same 2014 period.
▪
Wealth management revenues, which include investment, trust and insurance services, were $4.7 million for the quarter ended June 30, 2015, compared to $5.1 million for the quarter ended March 31, 2015 due primarily to insurance contingency fees typically received in the first quarter of each year. Wealth management revenues were $4.4 million for the same quarter last year.

▪
Income from our equity method investment in BHG was $4.3 million for the quarter ended June 30, 2015, compared to $3.2 million for the quarter ended March 31, 2015. The firm acquired a 30 percent interest in BHG on Feb. 1, 2015.

▪
Other noninterest income increased by approximately $385,000 between the first and second quarters of 2015 to $5.7 million, primarily due to increased interchange revenues and fees collected from customer interest rate swap transactions.

"Although we experienced growth in our net interest income in the second quarter, we also experienced a decrease of approximately 0.11 percent in asset yields, which had remained fairly steady for several quarters," said Harold R. Carpenter, Pinnacle's chief financial officer. "This resulted in our net interest margin of 3.65 percent, which is below the low end of our target range of 3.70 percent. The decrease in the net interest margin for the quarter was a result of increased pricing competition for loans as well as the ongoing process of repositioning our balance sheet for rising rates.
"We continue to believe our organic growth model will provide us the necessary volumes to maintain our track record of quarter-over-quarter revenue growth during what we hope to be a relatively short time period before the long-awaited rising rate environment," Carpenter continued. "Ongoing organic growth will be the foundation of our business model in our targeted four Tennessee markets. The integration of CapitalMark and Magna are on track for a third quarter 2015 merger close. Both franchises are growing their revenue base currently, and we fully expect their growth to continue post-merger. We believe being able to grow a banking franchise in the midst of a merger is unusual and a testament to the quality of the personnel and leadership at both of these franchises."
Approvals from the primary regulators, the Tennessee Department of Financial Institutions and the Federal Deposit Insurance Corporation, have been obtained for the previously announced mergers. Carpenter noted that the primary pending items related to the legal closings were the required shareholder votes at both CapitalMark and Magna as well as the approval by various agencies for which Magna Bank services residential mortgages. Furthermore, Carpenter stated that Pinnacle Bank was in the process of completing a currently estimated $50 million subordinated debt issuance to various accredited institutional accredited and that this debt issuance should be completed before July 31, 2015.

•	Noninterest expense
o	Noninterest expense for the quarter ended June 30, 2015 was $36.7 million, compared to $36.8 million in the first quarter of 2015 and $33.9 million in the same quarter last year.
▪	Salaries and employee benefits were $23.8 million in the second quarter of 2015, compared to $23.5 million in the first quarter of 2015 and $21.8 million in the same quarter last year.
▪
Merger-related expenses were approximately $59,000 in the second quarter of 2015. The firm expects these costs to increase significantly over the next several quarters as the merger process moves forward, including the conversions of technology systems, which are scheduled to occur in the fourth quarter of 2015 for Magna and the first quarter of 2016 for CapitalMark.

            "We continued to experience improved operating leverage in the second quarter with another record efficiency ratio of 51.1 percent," Carpenter said. "We are very excited about this result given the increased hiring we have experienced in our markets this year. As we announced in May, we originally recruited a Memphis banking team of eight banking professionals, which has since expanded to 11. In addition, we have added 12 new revenue producers to our ranks in Nashville and Knoxville this year with others in the pipeline that, hopefully, will find their way to our firm.
"As we have stated in the past, the achievement of improved operating leverage is based on increasing our revenues along with the careful management of our expense base. As a firm, we remain focused on revenue growth and achieving it by recruiting the best financial professionals in our markets."

•	Asset quality
o	Nonperforming assets decreased to $24.3 million at June 30, 2015, compared to $25.4 million at March 31, 2015 and $28.6 million at June 30, 2014. Nonperforming assets decreased to 0.50 percent of total loans and ORE at June 30, 2015, compared to 0.54 percent at March 31, 2015 and 0.66 percent at June 30, 2014.
o	The allowance for loan losses represented 1.36 percent of total loans at June 30, 2015, compared to 1.43 percent at March 31, 2015 and 1.55 percent at June 30, 2014. The ratio of the allowance for loan losses to nonperforming loans was 373.6 percent at June 30, 2015, compared to 391.6 percent at March 31, 2015 and 426.6 percent at June 30, 2014.
•
Net charge-offs were $1.9 million for the quarter ended June 30, 2015, compared to $1.4 million for the first quarter of 2015 and $890,000 for the quarter ended June 30, 2014. Annualized net charge-offs as a percentage of average loans for the quarter ended June 30, 2015 were 0.16 percent, compared to 0.08 percent for the quarter ended June 30, 2014.

•
Provision for loan losses increased from $254,000 in the second quarter of 2014 to $1.2 million in the second quarter of 2015, which reflects the impact of increased loan volumes and net chargeoffs offset by an overall decrease in the allowance for loan losses.  The allowance for loan losses decreased from 1.55 percent at June 30, 2014 to 1.36 percent at June 30, 2015, based on improvements in overall loan quality.

BOARD OF DIRECTORS DECLARES DIVIDEND
On July 21, 2015, Pinnacle's Board of Directors also declared a $0.12 per share cash dividend to be paid on Aug. 31, 2015 to common shareholders of record as of the close of business on Aug. 7, 2015. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on July 22, 2015 to discuss second quarter 2015 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $6.5 billion in assets at June 30, 2015. At June 30, 2015, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and five offices in Knoxville. The firm expanded to West Tennessee in April 2015 with a loan-production office in Memphis. Additionally, Great Place to Work® named Pinnacle one of the best workplaces in the United States on its 2014 Best Small & Medium Workplaces list published in FORTUNE magazine. The American Banker also recognized Pinnacle as the second best bank to work for in the country.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

###

Additional Information and Where to Find It

In connection with the proposed mergers of CapitalMark Bank & Trust ("CapitalMark") and Magna Bank ("Magna") with and into Pinnacle Bank, Pinnacle Financial Partners, Inc. ("Pinnacle") has filed registration statements on Form S-4 and on Form S-4/A with the Securities and Exchange Commission (the "SEC") that have been declared effective by the SEC to register the shares of Pinnacle common stock that will be issued to CapitalMark's and Magna's shareholders in connection with the transactions. The registration statements include a proxy statement/prospectus (that is being delivered to CapitalMark's and Magna's shareholders in connection with their required approval of the proposed mergers) and other relevant materials in connection with the proposed merger transactions involving Pinnacle Bank and each of CapitalMark and Magna.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGERS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, CAPITALMARK, MAGNA AND THE PROPOSED MERGERS.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of each proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 150 3rd Avenue South, Suite 900, Nashville, TN 37201, Attention: Investor Relations (615) 744-3742; CapitalMark, 801 Broad St., Chattanooga, TN 37402, Attention: Investor Relations (423) 386-2828; or Magna, 6525 Quail Hollow Road, Suite 513, Memphis, TN 38120 Attention: Shareholder Services (901) 259-5600.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FORWARD-LOOKING STATEMENTS

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "hope," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to maintain the historical growth of its loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition, like the proposed mergers with CapitalMark and Magna; (xiii) risks of expansion into new geographic or product markets, like the proposed expansion into the Chattanooga, TN-GA and Memphis, TN-MS-AR MSAs associated with the proposed mergers with CapitalMark and Magna; (xiv) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Financial) or otherwise to attract customers from other financial institutions; (xvi) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xviii) risks associated with litigation, including the applicability of insurance coverage; (xix) the risk that the cost savings and any revenue synergies from the proposed mergers with CapitalMark and Magna may not be realized or take longer than anticipated to be realized; (xx) disruption from the mergers with customers, suppliers or employee relationships; (xxi) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements that Pinnacle Financial and Pinnacle Bank have entered into with CapitalMark and Magna; (xxii) the risk of successful integration of CapitalMark's and Magna's business with ours; (xxiii) the failure of CapitalMark's and Magna's shareholders to approve the mergers; (xxiv) the amount of the costs, fees, expenses and charges related to the mergers; (xxv) reputational risk and the reaction of Pinnacle Financial's, CapitalMark's and Magna's customers to the proposed mergers; (xxvi) the failure of the closing conditions to be satisfied; (xxvii) the risk that the integration of CapitalMark's and Magna's operations with Pinnacle Financial's will be materially delayed or will be more costly or difficult than expected; (xxviii) the possibility that the mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xxix) the dilution caused by Pinnacle's issuance of additional shares of its common stock in the mergers; (xxx) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xxxi) the vulnerability of our network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxxii) the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial has significant investments, and the development of additional banking products for our corporate and consumer clients; and (xxxiii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2015 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2015. Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30, 2015	March 31, 2015	December 31, 2014
ASSETS
Cash and noninterest-bearing due from banks	$66,487,191	$61,498,151	$48,741,692
Interest-bearing due from banks	201,761,829	227,823,492	134,176,054
Federal funds sold and other	4,698,433	4,455,077	4,989,764
Cash and cash equivalents	272,947,453	293,776,720	187,907,510

Securities available-for-sale, at fair value	806,221,152	769,018,224	732,054,785
Securities held-to-maturity (fair value of $33,830,072, $39,407,835 and $38,788,870
at June 30, 2015, March 31, 2015 and December 31, 2014, respectively)	33,914,863	39,275,846	38,675,527
Mortgage loans held-for-sale	31,542,696	18,909,910	14,038,914
Loans held-for-sale	-	7,934,778	-

Loans	4,830,353,621	4,645,272,317	4,590,026,505
Less allowance for loan losses	(65,572,050)	(66,241,583)	(67,358,639)
Loans, net	4,764,781,571	4,579,030,734	4,522,667,866

Premises and equipment, net	73,633,237	71,281,505	71,576,016
Equity method investment	82,892,986	78,626,832	-
Accrued interest receivables	17,125,955	18,262,956	16,988,407
Goodwill	243,290,816	243,442,869	243,529,010
Core deposit and other intangible assets	2,438,245	2,665,659	2,893,072
Other real estate owned	6,792,503	8,441,288	11,186,414
Other assets	180,962,299	183,679,047	176,730,276
Total assets	$6,516,543,776	$6,314,346,368	$6,018,247,797

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,473,086,196	$1,424,971,154	$1,321,053,083
Interest-bearing	1,071,433,689	1,065,900,049	1,005,450,690
Savings and money market accounts	2,031,801,876	1,878,270,087	2,024,957,383
Time	417,289,165	420,168,133	431,143,756
Total deposits	4,993,610,926	4,789,309,423	4,782,604,912
Securities sold under agreements to repurchase	61,548,547	68,053,123	93,994,730
Federal Home Loan Bank advances	445,345,050	455,443,811	195,476,384
Subordinated debt and other borrowings	133,908,292	135,533,292	96,158,292
Accrued interest payable	637,036	632,021	631,682
Other liabilities	40,103,864	41,224,052	46,688,416
Total liabilities	5,675,153,715	5,490,195,722	5,215,554,416

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $1.00; 90,000,000 shares authorized;
35,977,987 shares, 35,864,667 shares and 35,732,483 shares
issued and outstanding at June 30, 2015, March 31, 2015
and December 31, 2014, respectively	35,977,987	35,864,667	35,732,483
Additional paid-in capital	567,945,383	563,831,066	561,431,449
Retained earnings	237,243,866	218,909,667	201,371,081
Accumulated other comprehensive income, net of taxes	222,825	5,545,246	4,158,368
Stockholders' equity	841,390,061	824,150,646	802,693,381
Total liabilities and stockholders' equity	$6,516,543,776	$6,314,346,368	$6,018,247,797

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014
Interest income:
Loans, including fees	$50,325,643	$49,466,706	$45,089,706	$99,792,349	$88,785,364
Securities
Taxable	3,460,243	3,444,599	3,628,264	6,904,842	7,348,543
Tax-exempt	1,400,479	1,483,307	1,563,612	2,883,786	3,161,409
Federal funds sold and other	316,286	283,978	282,822	600,264	559,880
Total interest income	55,502,651	54,678,590	50,564,404	110,181,241	99,855,196

Interest expense:
Deposits	2,592,476	2,430,742	2,481,762	5,023,218	5,077,002
Securities sold under agreements to repurchase	29,371	30,917	31,329	60,288	61,844
Federal Home Loan Bank advances and other borrowings	1,050,119	948,552	824,912	1,998,671	1,582,134
Total interest expense	3,671,966	3,410,211	3,338,003	7,082,177	6,720,980
Net interest income	51,830,685	51,268,379	47,226,401	103,099,064	93,134,216
Provision for loan losses	1,186,116	315,091	254,348	1,501,207	741,986
Net interest income after provision for loan losses	50,644,569	50,953,288	46,972,053	101,597,857	92,392,230

Noninterest income:
Service charges on deposit accounts	3,075,655	2,912,549	2,965,644	5,988,204	5,756,612
Investment services	2,399,054	2,259,440	2,164,410	4,658,494	4,292,244
Insurance sales commissions	1,105,783	1,512,618	1,144,871	2,618,401	2,529,792
Gains on mortgage loans sold, net	1,652,111	1,941,254	1,668,604	3,593,365	2,903,475
Investment gains on sales, net	556,014	6,003	-	562,017	-
Trust fees	1,230,415	1,311,985	1,071,848	2,542,400	2,217,599
Income from equity method investment	4,266,154	3,201,302	-	7,467,456	-
Other noninterest income	5,733,592	5,348,151	3,582,067	11,081,743	7,630,084
Total noninterest income	20,018,778	18,493,302	12,597,444	38,512,080	25,329,806

Noninterest expense:
Salaries and employee benefits	23,774,558	23,530,860	21,772,469	47,305,418	43,522,429
Equipment and occupancy	5,877,971	6,046,223	5,822,662	11,924,194	11,531,692
Other real estate, net	(114,567)	395,288	226,006	280,721	877,158
Marketing and other business development	1,186,165	959,750	1,064,990	2,145,915	1,973,891
Postage and supplies	731,219	649,251	544,194	1,380,470	1,104,808
Amortization of intangibles	227,413	227,414	237,676	454,827	475,351
Merger related expenses	59,053	-	-	59,053	-
Other noninterest expense	5,005,513	5,022,236	4,233,931	10,027,749	8,062,459
Total noninterest expense	36,747,325	36,831,022	33,901,928	73,578,347	67,547,788
Income before income taxes	33,916,022	32,615,568	25,667,569	66,531,590	50,174,248
Income tax expense	11,252,191	10,772,857	8,497,589	22,025,048	16,637,146
Net income	$22,663,831	$21,842,711	$17,169,980	$44,506,542	$33,537,102

Per share information:
Basic net income per common share	$0.65	$0.62	$0.49	$1.27	$0.97
Diluted net income per common share	$0.64	$0.62	$0.49	$1.25	$0.96

Weighted average shares outstanding:
Basic	35,128,856	35,041,203	34,697,888	35,085,271	34,650,377
Diluted	35,554,683	35,380,529	35,081,702	35,477,098	35,024,859

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2015	2015	2014	2014	2014	2014

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,671,729	1,560,683	1,544,091	1,478,869	1,457,335	1,456,172
Consumer real estate - mortgage loans	740,641	723,907	721,158	706,801	698,528	703,592
Construction and land development loans	372,004	324,462	322,466	322,090	292,875	294,055
Commercial and industrial loans	1,819,600	1,810,818	1,784,729	1,724,086	1,697,634	1,568,937
Consumer and other	226,380	225,402	217,583	189,405	169,190	158,931
Total loans	4,830,354	4,645,272	4,590,027	4,421,251	4,315,562	4,181,687
Allowance for loan losses	(65,572)	(66,242)	(67,359)	(66,160)	(66,888)	(67,524)
Securities	840,136	808,294	770,730	753,028	782,066	774,134
Total assets	6,516,544	6,314,346	6,018,248	5,865,703	5,788,792	5,600,933
Noninterest-bearing deposits	1,473,086	1,424,971	1,321,053	1,357,934	1,324,358	1,180,202
Total deposits	4,993,611	4,789,309	4,782,605	4,662,331	4,651,513	4,500,577
Securities sold under agreements to repurchase	61,549	68,053	93,995	64,773	62,273	68,093
FHLB advances	445,345	455,444	195,476	215,524	170,556	150,604
Subordinated debt and other borrowings	133,908	135,533	96,158	96,783	97,408	98,033
Total stockholders' equity	841,390	824,151	802,693	781,934	764,382	742,497

Balance sheet data, quarterly averages:
Total loans	$4,736,818	4,624,952	4,436,411	4,358,473	4,251,900	4,130,289
Securities	836,425	788,550	760,328	767,895	782,436	748,539
Total earning assets	5,764,514	5,581,508	5,382,479	5,264,591	5,187,589	5,023,692
Total assets	6,319,712	6,102,523	5,855,421	5,752,776	5,673,615	5,514,031
Noninterest-bearing deposits	1,437,276	1,342,603	1,373,745	1,317,091	1,202,740	1,128,743
Total deposits	4,884,506	4,791,944	4,758,402	4,655,047	4,518,963	4,509,493
Securities sold under agreements to repurchase	61,355	66,505	82,970	66,429	59,888	62,500
FHLB advances	388,963	290,016	95,221	135,920	224,432	83,787
Subordinated debt and other borrowings	135,884	121,033	96,722	100,404	99,015	98,651
Total stockholders' equity	836,791	815,706	796,338	774,032	757,089	740,743

Statement of operations data, for the three months ended:
Interest income	$55,503	54,679	53,533	52,782	50,564	49,291
Interest expense	3,672	3,410	3,220	3,245	3,338	3,383
Net interest income	51,831	51,269	50,313	49,537	47,226	45,908
Provision for loan losses	1,186	315	2,041	851	254	488
Net interest income after provision for loan losses	50,645	50,954	48,272	48,686	46,972	45,420
Noninterest income	20,019	18,493	14,384	12,888	12,598	12,732
Noninterest expense	36,747	36,830	34,391	34,360	33,902	33,646
Income before taxes	33,917	32,617	28,264	27,215	25,668	24,506
Income tax expense	11,252	10,774	9,527	9,018	8,498	8,140
Net income	$22,665	21,843	18,737	18,197	17,170	16,367

Profitability and other ratios:
Return on avg. assets (1)	1.44%	1.45%	1.27%	1.25%	1.21%	1.20%
Return on avg. equity (1)	10.86%	10.86%	9.33%	9.33%	9.10%	8.96%
Return on avg. tangible common equity (1)	15.39%	15.56%	13.52%	13.69%	13.50%	13.45%
Dividend payout ratio (18)	20.78%	22.22%	16.67%	17.58%	18.29%	19.16%
Net interest margin (1) (2)	3.65%	3.78%	3.76%	3.79%	3.71%	3.76%
Noninterest income to total revenue (3)	27.86%	26.51%	22.23%	20.65%	21.06%	21.72%
Noninterest income to avg. assets (1)	1.27%	1.23%	0.97%	0.89%	0.89%	0.94%
Noninterest exp. to avg. assets (1)	2.33%	2.45%	2.33%	2.37%	2.40%	2.47%
Noninterest expense (excluding ORE, FHLB
prepayment charges, and merger related expense)
to avg. assets (1)	2.31%	2.42%	2.37%	2.34%	2.38%	2.43%
Efficiency ratio (4)	51.14%	52.79%	53.16%	55.04%	56.67%	57.38%
Avg. loans to average deposits	96.98%	96.52%	93.23%	93.63%	94.09%	91.59%
Securities to total assets	12.89%	12.80%	12.81%	12.84%	13.51%	13.82%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	June 30, 2015			June 30, 2014
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$4,736,818	$50,326	4.27%	$4,251,900	$45,090	4.27%
Securities
Taxable	681,829	3,460	2.04%	609,884	3,628	2.39%
Tax-exempt (2)	154,596	1,400	4.86%	172,552	1,563	4.85%
Federal funds sold and other	191,271	316	0.66%	153,253	283	0.87%
Total interest-earning assets	5,764,514	55,502	3.91%	5,187,589	$50,564	3.97%
Nonearning assets
Intangible assets	245,964			247,081
Other nonearning assets	309,234			238,945
Total assets	$6,319,712			$5,673,615

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,074,853	$532	0.20%	$911,878	$391	0.17%
Savings and money market	1,951,863	1,488	0.31%	1,913,453	1,392	0.29%
Time	420,514	572	0.55%	490,892	699	0.57%
Total interest-bearing deposits	3,447,230	2,592	0.30%	3,316,223	2,482	0.30%
Securities sold under agreements to repurchase	61,355	29	0.19%	59,888	31	0.21%
Federal Home Loan Bank advances	388,963	224	0.23%	224,432	187	0.33%
Subordinated debt and other borrowings	135,884	826	2.44%	99,015	638	2.58%
Total interest-bearing liabilities	4,033,432	3,671	0.37%	3,699,558	3,338	0.36%
Noninterest-bearing deposits	1,437,276	-	-	1,202,740	-	-
Total deposits and interest-bearing liabilities	5,470,708	3,671	0.27%	4,902,298	$3,338	0.27%
Other liabilities	12,213			14,228
Stockholders' equity	836,791			757,089
Total liabilities and stockholders' equity	$6,319,712			$5,673,615
Net interest income		$51,831			$47,226
Net interest spread (3)			3.54%			3.61%
Net interest margin (4)			3.65%			3.71%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended June 30, 2015 would have been 3.64% compared to a net interest spread of 3.69% for the quarter ended June 30, 2014.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Six months ended			Six months ended
	June 30, 2015			June 30, 2014
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$4,681,194	$99,792	4.31%	$4,191,430	$88,785	4.28%
Securities
Taxable	654,011	6,905	2.13%	591,708	7,349	2.50%
Tax-exempt (2)	158,609	2,884	4.90%	173,873	3,161	4.90%
Federal funds sold and other	179,703	601	0.67%	149,082	560	0.90%
Total interest-earning assets	5,673,517	110,182	3.96%	5,106,093	$99,855	3.99%
Nonearning assets
Intangible assets	246,138			247,220
Other nonearning assets	292,065			240,951
Total assets	$6,211,720			$5,594,264

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,052,405	$1,005	0.19%	$916,431	$821	0.17%
Savings and money market	1,973,818	2,898	0.30%	1,932,514	2,819	0.29%
Time	422,057	1,121	0.54%	499,364	1,437	0.57%
Total interest-bearing deposits	3,448,280	5,024	0.29%	3,348,309	5,077	0.30%
Securities sold under agreements to repurchase	63,916	60	0.19%	61,187	62	0.21%
Federal Home Loan Bank advances	339,763	444	0.26%	154,498	310	0.33%
Subordinated debt and other borrowings	128,499	1,555	2.44%	98,834	1,272	2.58%
Total interest-bearing liabilities	3,980,458	7,083	0.36%	3,662,828	6,721	0.36%
Noninterest-bearing deposits	1,390,201	-	-	1,165,946	-	-
Total deposits and interest-bearing liabilities	5,370,659	7,083	0.27%	4,828,774	$6,721	0.27%
Other liabilities	14,754			16,533
Stockholders' equity	826,307			748,957
Total liabilities and stockholders' equity	$6,211,720			$5,594,264
Net interest income		$103,099			$93,134
Net interest spread (3)			3.60%			3.63%
Net interest margin (4)			3.71%			3.73%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the six months ended June 30, 2015 would have been 3.70% compared to a net interest spread of 3.72% for the six months ended June 30, 2014.

(4) Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	June	March	December	September	June	March
	2015	2015	2014	2014	2014	2014

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$17,550	16,915	16,706	21,652	15,678	15,606
Other real estate (ORE)	6,793	8,441	11,186	12,329	12,946	15,038
Total nonperforming assets	$24,343	25,356	27,892	33,981	28,624	30,644
Past due loans over 90 days and still
accruing interest	$483	1,609	322	83	649	7,944
Troubled debt restructurings (5)	$8,703	8,726	8,410	7,606	7,552	15,108
Net loan charge-offs	$1,856	1,432	842	1,580	890	934
Allowance for loan losses to nonaccrual loans	373.6%	391.6%	403.2%	305.6%	426.6%	432.7%
As a percentage of total loans:
Past due accruing loans over 30 days	0.38%	0.30%	0.40%	0.32%	0.45%	0.43%
Potential problem loans (6)	1.86%	1.97%	1.81%	1.98%	1.79%	2.01%
Allowance for loan losses	1.36%	1.43%	1.47%	1.50%	1.55%	1.61%
Nonperforming assets to total loans and ORE	0.50%	0.54%	0.61%	0.77%	0.66%	0.73%
Nonperforming assets to total assets	0.37%	0.40%	0.46%	0.58%	0.49%	0.55%
Classified asset ratio (Pinnacle Bank) (8)	19.0%	20.3%	18.1%	20.0%	18.1%	21.2%
Annualized net loan charge-offs year-to-date
to avg. loans (7)	0.14%	0.13%	0.10%	0.11%	0.09%	0.09%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.5	4.4	4.5	4.5	4.5

Interest rates and yields:
Loans	4.27%	4.35%	4.34%	4.34%	4.27%	4.30%
Securities	2.56%	2.79%	2.81%	2.85%	2.93%	3.17%
Total earning assets	3.91%	4.02%	4.00%	4.03%	3.97%	4.04%
Total deposits, including non-interest bearing	0.21%	0.21%	0.20%	0.21%	0.22%	0.23%
Securities sold under agreements to repurchase	0.19%	0.19%	0.19%	0.23%	0.21%	0.20%
FHLB advances	0.23%	0.31%	0.56%	0.44%	0.33%	0.59%
Subordinated debt and other borrowings	2.44%	2.44%	2.48%	2.45%	2.58%	2.61%
Total deposits and interest-bearing liabilities	0.27%	0.26%	0.25%	0.26%	0.27%	0.29%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	12.9%	13.1%	13.3%	13.3%	13.2%	13.3%
Common equity Tier one capital	9.4%	9.4%	10.6%	10.6%	10.5%	10.3%
Tier one risk-based	10.8%	10.8%	12.1%	12.2%	12.1%	12.2%
Total risk-based	12.0%	12.0%	13.4%	13.4%	13.4%	13.5%
Leverage	10.5%	10.4%	11.3%	11.2%	11.0%	11.0%
Tangible common equity to tangible assets	9.5%	9.5%	9.6%	9.5%	9.3%	9.3%
Pinnacle Bank ratios:
Common equity Tier one	10.1%	10.0%	11.4%	11.5%	11.5%	11.7%
Tier one risk-based	10.1%	10.1%	11.4%	11.5%	11.5%	11.7%
Total risk-based	11.2%	11.3%	12.6%	12.8%	12.8%	12.9%
Leverage	9.8%	9.7%	10.6%	10.6%	10.5%	10.5%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	June	March	December	September	June	March
	2015	2015	2014	2014	2014	2014

Per share data:
Earnings – basic	$0.65	0.62	0.54	0.52	0.49	0.47
Earnings – diluted	$0.64	0.62	0.53	0.52	0.49	0.47
Common dividends per share	$0.12	0.12	0.08	0.08	0.08	0.08
Book value per common share at quarter end (9)	$23.39	22.98	22.46	21.93	21.47	20.88
Tangible common equity per common share at quarter end	$16.42	15.88	15.62	15.02	14.53	13.93

Weighted avg. common shares – basic	35,128,856	35,041,203	34,827,999	34,762,206	34,697,888	34,602,337
Weighted avg. common shares – diluted	35,554,683	35,380,529	35,292,319	35,155,224	35,081,702	34,966,600
Common shares outstanding	35,977,987	35,864,667	35,732,483	35,654,541	35,601,495	35,567,268

Investor information:
Closing sales price	$54.37	44.46	39.54	36.10	39.48	37.49
High closing sales price during quarter	$54.88	45.19	39.95	39.75	39.48	38.64
Low closing sales price during quarter	$44.25	35.52	34.65	35.21	33.46	31.02

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$112,609	95,782	94,816	96,050	83,421	61,290
Gross fees (10)	$3,066	2,234	2,359	2,431	1,972	1,384
Gross fees as a percentage of loans originated	2.72%	2.33%	2.49%	2.53%	2.36%	2.26%
Net gain on mortgage loans sold	$1,652	1,941	1,374	1,353	1,669	1,235
Investment gains on sales, net (17)	$556	6	-	29	-	-
Brokerage account assets, at quarter-end (11)	$1,783,062	1,739,669	1,695,238	1,658,237	1,680,619	1,611,232
Trust account managed assets, at quarter-end	$924,605	889,392	764,802	720,071	687,772	613,440
Core deposits (12)	$4,608,648	4,412,635	4,381,177	4,260,627	4,245,745	4,087,477
Core deposits to total funding (12)	81.8%	81.0%	84.8%	84.6%	85.2%	84.8%
Risk-weighted assets	$5,829,846	5,591,382	5,233,329	5,049,592	4,924,884	4,730,907
Total assets per full-time equivalent employee	$8,141	8,153	7,877	7,744	7,734	7,528
Annualized revenues per full-time equivalent employee	$360.0	365.3	336.0	327.0	320.6	319.7
Annualized expenses per full-time equivalent employee	$184.1	192.9	178.6	180.0	181.7	183.4
Number of employees (full-time equivalent)	800.5	774.5	764.0	757.5	748.5	744.0
Associate retention rate (13)	94.7%	94.0%	93.3%	93.5%	93.8%	95.6%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - May 2015	900.5	890.9	886.7	884.7	874.3	868.4
Knoxville MSA nonfarm employment -May 2015	387.2	382.7	381.5	378.9	373.4	373.6
Chattanooga MSA nonfarm employment - May 2015	245.6	242.5	240.7	240.2	238.6	237.5
Memphis MSA nonfarm employment - May 2015	619.7	618.7	617.5	618.1	613.7	612.0

Nashville MSA unemployment - May 2015	4.7%	4.6%	5.2%	5.3%	5.2%	5.2%
Knoxville MSA unemployment -May 2015	5.4%	5.3%	6.1%	6.2%	6.1%	6.3%
Chattanooga MSA unemployment - May 2015	5.7%	5.7%	6.3%	6.5%	6.4%	6.7%
Memphis MSA unemployment - May 2015	6.7%	6.5%	7.4%	7.6%	7.5%	7.9%

Nashville residential median home price - June 2015	$240.0	222.4	213.5	211.4	222.0	195.0
Nashville inventory of residential homes for sale - June 2015 (16)	9.2	8.2	7.6	9.9	10.6	9.4

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	June	March	December	September	June	March
(dollars in thousands, except per share data)	2015	2015	2014	2014	2014	2014

Tangible assets:
Total assets	$6,516,544	6,314,346	6,018,248	5,865,703	5,788,792	5,600,933
Less: Goodwill	(243,291)	(243,443)	(243,529)	(243,533)	(243,550)	(243,568)
Core deposit and other intangible assets	(2,438)	(2,666)	(2,893)	(3,129)	(3,365)	(3,603)
Net tangible assets	$6,270,815	6,068,237	5,771,827	5,619,041	5,541,877	5,353,762

Tangible equity:
Total stockholders' equity	$841,390	824,151	802,693	781,934	764,382	742,497
Less: Goodwill	(243,291)	(243,443)	(243,529)	(243,533)	(243,550)	(243,568)
Core deposit and other intangible assets	(2,438)	(2,666)	(2,893)	(3,129)	(3,365)	(3,603)
Net tangible common equity	$595,661	578,042	556,271	535,272	517,467	495,326

Ratio of tangible common equity to tangible assets	9.50%	9.53%	9.64%	9.53%	9.34%	9.25%

Average tangible equity:
Average stockholders' equity	$836,791	815,706	796,338	774,032	757,089	740,743
Less: Average goodwill	(243,383)	(243,505)	(243,531)	(243,544)	(243,559)	(243,610)
Core deposit and other intangible assets	(2,581)	(2,809)	(3,040)	(3,278)	(3,484)	(3,722)
Net average tangible common equity	$590,827	569,392	549,767	527,210	510,046	493,411

Return on average tangible common equity (1)	15.39%	15.56%	13.52%	13.69%	13.50%	13.45%

	For the three months ended
	June	March	December	September	June	March
	2015	2015	2014	2014	2014	2014

Net interest income	$51,831	51,269	50,313	49,537	47,226	45,908

Noninterest income	20,019	18,493	14,384	12,888	12,598	12,732
Less: Investment gains on sales, net	(556)	(6)	-	(29)	-	-
Noninterest income excluding investment
gains on sales, net	19,463	18,487	14,384	12,859	12,598	12,732
Total revenues excluding the impact of investment
gains on sales, net	71,294	69,756	64,697	62,396	59,824	58,644

Noninterest expense	36,747	36,831	34,391	34,360	33,902	33,649
Less: Other real estate expense	(115)	395	(630)	417	226	651
FHLB prepayment charges	479	-	-	-	-	-
Merger related expenses	59	-	-	-	-	-
Noninterest expense excluding the impact of
other real estate expense, FHLB prepayment charges
and merger related expenses	36,324	36,436	35,021	33,943	33,676	32,998

Adjusted pre-tax pre-provision income (15)	$34,970	33,320	29,676	28,453	26,148	25,646

Efficiency Ratio (4)	51.1%	52.8%	53.2%	55.0%	56.7%	57.4%

Total average assets	$6,319,712	6,102,523	5,855,421	5,752,776	5,673,615	5,514,031

Noninterest expense (excluding ORE expense, FHLB
prepayment charges and merger related expenses)
to avg. assets (1)	2.31%	2.42%	2.37%	2.34%	2.38%	2.43%

Equity method investment (19)
Fee income from BHG	$4,266	3,201	-	-	-	-
Funding cost to support investment	421	277	-	-	-	-
Pre-tax impact of BHG	3,845	2,924	-	-	-	-
Income tax expense at statutory rates	1,508	1,147	-	-	-	-
Earnings attributable to BHG	$2,337	1,777	-	-	-	-

Basic earnings per share attributable to BHG	$0.07	0.05	-	-	-	-
Diluted earnings per share attributable to BHG	$0.07	0.05	-	-	-	-

Impact of Memphis denovo expansion (20)
Net (loss) income from Memphis expansion	$(257)	-	-	-	-	-

Basic (loss) earnings per share attributable to Memphis
expansion	$(0.01)	-	-	-	-	-
Diluted (loss) earnings per share attributable to Memphis
expansion	$(0.01)	-	-	-	-	-

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net and non-credit related loan losses as well as other real estate owned expenses and FHLB restructuring charges.

16. Represents month's supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
19. Earnings from equity method investment includes the impact of both direct indebtedness related to the investment as well as incremental funding costs to support investment.  Iincome tax expense is calculated using statutory tax rates.

20. Includes direct expenses attributable to non- Magna Memphis associates and applicable income taxes.